Exhibit 10.7

Execution Copy

CONSULTING AND SERVICES AGREEMENT

THIS CONSULTING AND SERVICES AGREEMENT (this “Agreement”), is made and entered into as of August 10, 2008 (the “Effective Date”), by and between CollPlant Ltd., a company registered under the laws of the State of Israel (the “Company”) and Prof. Oded Shoseyov (“Consultant”). The Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Consultant is a founder and shareholder of the Company, serves as a member of the Board of Directors of the Company (the “Board”), and has provided the Company with services since its incorporation; and

WHEREAS, the Company desires that Consultant continues to provide certain services to the Company, and Consultant desires to continue to perform said services for the Company, as more fully described and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual undertakings of the Parties, it is hereby agreed as follows:

1.                                      Appointment; the Services

1.1.                            The Company hereby ratifies and retains Consultant to serve as its Chief Scientist (the “Position”). Within the scope of the Position, Consultant shall report to the Chief Executive Officer of the Company (the “CEO”), and shall perform such duties and activities as are customarily performed by a chief scientist of a company operating in the Company’s industry and as shall be directed from time to time by the CEO.

Without derogating from the generality of the above, Consultant shall be primarily responsible for the strategic oversight and guidance of the Company’s research and development activities, the initiation and development of new markets and applications and the Company’s representations and scientific conferences and events.

1.2.                            Consultant shall devote two (2) working days per business week for the performance of the Services. In addition, Consultant acknowledges and agrees that the performance of the Services may also require domestic and international travel, at the Company’s request and expense, as shall be coordinated in advance with Consultant.

1.3.                            Consultant shall provide the Services at the offices of the Company and at its greenhouse(s), as may be located from time to time, and at such other places and locations as shall be agreed between the Parties, and shall be available for consultations and meetings with the Company and/or third parties.

2.                                      Representations, Warranties and Covenants

Consultant hereby represents, warrants and covenants to the Company, and acknowledges that the Company is entering into this Agreement in reliance thereon, as follows:

2.1.                            Consultant has the necessary skills, knowledge, experience and expertise to fulfill his obligations hereunder, shall do so diligently, professionally and conscientiously and shall use his best efforts in the performance thereof.

2.2.                            The execution and delivery of this Agreement and the fulfillment of the terms hereof will constitute the valid, binding and enforceable obligations of Consultant and will not violate, conflict with or constitute a default under or breach of any agreement and/or undertaking and/or

CollPlant Ltd. Confidential

instrument, judgment, order, writ or decree to which Consultant is a party or by which he is bound, or any provision of law, rule or regulation applicable to Consultant, and do not require the consent of any person or entity, except for the consent of Yissum Research Development Company of the Hebrew University of Jerusalem (“Yissum”), attached hereto as Exhibit A. In the performance of Consultant’s obligations hereunder, he will not make use of (i) any confidential or proprietary information belonging to any third party, or (ii) any information to which Consultant is restricted from disclosing or using due to contractual undertakings or by law.

2.3.                            In the performance of the Services, Consultant will comply with all applicable laws and regulations, including without limitation Company policies and procedures.

2.4.                            Consultant shall be entitled to continue to provide the business services set forth in Exhibit B attached hereto, as currently conducted, and to pursue additional business or other activities (collectively, “Additional Activities”), provided, however, that any Additional Activities, or a material change thereto, shall be notified to the Company in writing in advance, and provided, further, that Consultant will refrain from engaging in any business or other activity which may be of conflict of interest with Employee’s position with the Company, the performance of his duties and responsibilities pursuant to this Agreement and/or with the best interests of the Company, and shall promptly notify the Company of any such matter or activity.

2.5.                            Consultant will not accept, whether during the term of this Agreement or at any time thereafter, directly or indirectly, any payment, benefit and/or other consideration, from any third party in connection with Consultant’s engagement with the Company, without the Company’s prior written authorization.

3.                                      Fees and Payment

3.1.                            In full consideration for Services rendered by Consultant in accordance with this Agreement, Consultant shall be entitled to the following payments and rights:

3.1.1.                  Effective as of January 1, 2008, a monthly consulting fee equal to US$ 6,000 (+V.A.T) (the “Fee”). The Fee shall be increased to US$ 8,000 (+V.A.T) on January 1, 2009. Prior to the end of 2009, the Board (or any committee thereof) will review the Fee to be payable to Consultant during 2010.

3.1.2.                  An option to purchase an aggregate of up to 6,310 Ordinary Shares of the Company, par value NIS 0.10 each (the “Option” and the “Shares”, respectively). The general terms underlying the Option are set forth in Exhibit C attached hereto; and

3.1.3.                  Bonus payments as set forth below, payable to Consultant based on the successful achievement of the applicable objective, as shall be determined by the Board:

(a)                                 The execution of a substantial commercial agreement with a pharmaceutical company - US$ 50,000; and

(b)                                 The consummation of an IPO or a Transaction (as such terms are defined in the Company’s 2004 Israeli Share Ownership Plan (or other share incentive plan adopted by the Board from time to time) (the “Plan”), prior to December 31, 2010 - US$ 100,000.

3.2.                            Consultant shall provide the Company a duly executed VAT invoice for each monthly Fee, by no later than the thirtieth (30th) day of each calendar month. The Fee shall be paid by the Company collectively on a monthly basis in arrears, within thirty (30) days following receipt of Consultant’s invoices, in NIS at an exchange rate representing 4 NIS per 1 US$.

3.3.                            Consultant shall provide the Company with an invoice and receipt for each payment made hereunder. Consultant shall be solely responsible for the payment of all taxes with respect to the services hereunder for which Consultant may be liable, if any (including without limitation in connection with the Option), when due, provided, however, that the Company may withhold, deduct or set-off at source any amount from payments hereunder or in connection with this Agreement, as may be required by applicable law.

3.4.                            All payments made by the Company hereunder include all taxes levied or imposed upon on or in connection with the Services, and said payments shall be solely made against proper invoices in accordance with applicable law.

3.5.                            Consultant shall not be entitled to receive any other right, compensation or payment from the Company in connection with the Services, other than as expressly stated in this Section 3.

4.                                      Confidentiality, Proprietary Rights and Non-Competition

Upon execution hereof, Consultant shall execute and deliver the Confidentiality, Proprietary Rights and Non-Competition Undertaking attached hereto as Exhibit D (the “Undertaking”).

5.                                      Term and Termination

5.1.                            The term of this Agreement shall commence as of the Effective Date and shall continue in full force and effect until terminated by either of the Parties by a ninety (90) days’ prior written notice to the other Party (the “Notice Period”).

5.2.                            Notwithstanding anything to the contrary herein, the Company may terminate this Agreement at any time, and without derogating from any other remedy to which the Company may be entitled, for Cause (as hereinafter defined), by providing Consultant written notice thereof. In such event, this Agreement shall be deemed effectively terminated as of the date of delivery of such notice, without any notice period or redemption thereof.

The term “Cause” shall mean, but shall not be limited to: (i) a breach by Consultant of any of the material terms or conditions of this, or any other, Agreement, including but not limited to the provisions of the Undertaking, which has not been cured (if may be cured) within fourteen (14) days of receipt of written notice of such breach; or (ii) Consultant’s willful misconduct, or action of personal dishonesty, bad faith or breach of trust towards the Company or any of its subsidiaries and/or affiliates; or (iii) the commission by Consultant of a criminal offense, or fraud against the Company and/or any of its subsidiaries and/or affiliates.

5.3.                            Upon termination of this Agreement, Consultant shall return to the Company any and all documents and materials pertaining to his work with the Company and any and all property of the Company that he may have in his possession.

5.4.                            The provisions of Sections 2.5 and 3.4 above and Sections 6 and 8.6 below and the provisions of the Undertaking, will remain in full force and effect after termination or expiration of this Agreement.

6.                                      Relationship of the Parties; Independent Contractor

6.1.                            The Parties agree that Consultant shall be an independent contractor of the Company and in no event shall an employer-employee or principal-agent relationship be established between the Parties.

6.2.                            In the event that, notwithstanding the Parties’ express representations and agreements hereunder, it shall, at any time, be determined by a court of competent jurisdiction that employer- employee relations exist between the Company and Consultant, then the following provisions shall apply:

6.2.1.                  For the period for which it is claimed or determined that an employer- employee relationship existed between the Parties (the “Employment Period”), Consultant’s total monthly salary shall be such amount equal to 70% (seventy percent) of the average aggregate monthly payment or fee, actually received by Consultant during the Employment Period (for the purposes of this Section 2, the “Monthly Salary”);

6.2.2.                  The Monthly Salary shall be deemed to include all of the Company’s liabilities and obligations towards Consultant, of any source or origin, with respect to and in connection with said employer-employee relationship, except for such rights with respect to which global compensation may not be determined pursuant to applicable law; and

6.2.3.                  Consultant shall return and repay the Company any and all amounts paid to him in excess of the Monthly Salary for the Employment Period, along with lawful interest and linkage differentials with respect thereto, calculated from the date of original payment of each amount by the Company to Consultant to the date of actual repayment by Consultant as aforesaid.

6.3.                          The above provisions shall also apply with respect to Section 29 of the Severance Payment Law (1963).

6.4.                            In addition, in the event that the relationship between the Parties during the period of provision of the Services, or any part thereof, shall be claimed, regarded or determined by Consultant and/or anyone on his behalf or any third party, including, without limitation, any governmental or judicial and/or tax authority, as an employer-employee relationship, Consultant shall reimburse and indemnify the Company for any and all costs, liabilities, payments and/or expenses the Company may incur or be demanded in connection with such claim, demand and/or obligation, including, without limitation, reasonable legal expenses.

6.5.                            The Company shall be entitled to off-set any amounts due to it under this Section 6 from any amounts payable to Consultant pursuant to this Agreement, subject to applicable law.

7.                                      Notices

All notices and other communications required or permitted to be given or sent hereunder shall be given in writing and shall be deemed to have been delivered for all purposes upon the earlier of: (i) within three (3) days following the date upon which it was deposited for registered mail; (ii) the first business day after it was transmitted by fax or e-mail (with confirmation of transmission); and (iii) upon personal delivery.

8.                                      Miscellaneous

8.1.                            Further Assurances. The Parties hereby undertake to execute all necessary documentation and take all further action as may be required in order to fulfill the purposes of this Agreement.

8.2.                            Headings; Interpretation. The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in interpreting this Agreement or for any other purpose.

8.3.                            Entire Agreement. This Agreement, including all schedules and exhibits attached thereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersedes all prior understandings, agreements and discussions between them, oral or written, with respect to the subject matter hereof.

8.4.                            Amendment; Waiver. No provision of this Agreement may be amended or modified unless agreed to in writing and signed by the Parties.

The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Party against such waiver is sought. No waiver by either Party at any time to act with respect to any breach or default by the other Party of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.5.                            Successors and Assigns; Assignment. Subject to the provisions hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of the Parties. Neither this Agreement nor any of the Consultant’s rights, privileges, or obligations hereunder may be assigned or transferred without the Company’s prior written consent. The Company may freely assign and/or transfer this Agreement and any of its rights, privileges or obligations hereunder, to an affiliate or successor in interest.

8.6.                            Governing Law. This Agreement and any claim related directly or indirectly hereto shall be governed by and construed in accordance with the laws of the State of Israel (without regard to the conflicts of law provisions thereof). The appropriate courts of Tel-Aviv, Israel, shall have exclusive jurisdiction over any dispute related hereto.

8.7.                            Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any part of this Agreement is determined to be invalid, illegal or unenforceable, such determined shall not affect the validity, legality or enforceability of any other part of this Agreement; and the remaining parts shall be enforced as if such invalid, illegal, or unenforceable part were not contained herein, provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.8.                            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original.

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[Signature Page to Consulting and Services Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective Date.

/s/ Efi Cohen Arazi		/s/ Oded Shoseyov
CollPlant Ltd.		PROF. ODED SHOSEYOV

Name:	Efi Cohen Arazi

Title:	Chairman

Address: P.O. Box 2310, Rechovot 76122, Israel.		Address: 5 Erez Karme Yosef

Fax: +972-8-9480301		Fax: +972-8-9462283

Exhibit A

Date:

To:

CollPlant Ltd. and Prof. Oded Shoseyov

Re: CollPlant Ltd.

1.                                      Reference is made to that certain Consulting and Services Agreement dated August        , 2008, by and between Prof. Oded Shoseyov (“Consultant”), and CollPlant Ltd. (the “Company”) (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.                                      Yissum Research Development Company of the Hebrew University of Jerusalem (“Yissum”) hereby confirms that it has the requisite corporate power and authority to execute and deliver this letter of agreement, inter alia, in the name and on behalf of the Hebrew University of Jerusalem (the “University”). Without derogating from the generality of the above, Yissum hereby confirms that the rights and title to all inventions and research results of scientists of the University, including but not limited to Consultant, vest solely with Yissum.

3.                                      Yissum hereby confirms and consents to the engagement of Consultant by the Company, as set forth in the Agreement. Without derogating from the generality of the above, Yissum hereby (i) approves and consents to the assignment of Company Inventions and Proprietary Rights to the Company, and confirms, represents and warrants that it does not and will not have any right, claim or demand with respect thereto; and (ii) approves, joins in and agrees to be fully bound by the Company Right granted to the Company therein, and shall for all purposes be deemed a party thereto.

Yissum Research Development Company

of the Hebrew University of Jerusalem

Name: Nava Swersky Sofer                           Bob Trachtenberg

Exhibit B

Additional Activities

CBD-Technologies/Futuragene, EFAL, Biolab, Insight, Biodalia, Fulcrum, Shaligal, Beckman-DSL, Allergy blockers, G-paper.

Exhibit C

Option General Outline

1.                                      The Option shall be granted pursuant to the terms and conditions of the Plan and an option agreement to be executed between the Parties in a form approved by the Board (the “Option Agreement”), and subject to the receipt of all approvals required under any applicable law including any applicable tax laws, and the execution and delivery by Consultant of all other instruments required by the Board with respect to the Option.

2.                                      The Option shall be granted in four (4) installments (each, an “Installment”), upon the successful achievement of the applicable milestone, as shall be determined by the Board, as follows:

No. of Shares Underlying the Option Installment	Milestone
1,578	The production, in the Company’s laboratory or by outsourcing, of 100 mg. production batch of telo-collagen or pro-collagen.
1,578

The submission of a new patent application in the full ownership of the Company, the subject matter(s) or claim(s) thereof not being a derivative, improvement, continuation or the like of a then existing Company patent or patent application.

1,577	Manufacture of prototype of composite material.
1,577	Growth of new plant clone for a recombinant protein other than the original type I pro-collagen construct.

3.                                      Each Installment shall be subject to a two (2)-years vesting schedule as of the date of its grant, such that 25% of the Shares shall vest upon each annual anniversary of the date of the grant of such installment, provided, however, that Consultant continues to be engaged by the Company hereunder upon such vesting dates.

Notwithstanding the foregoing and the provisions of Section 9.1 of the Plan, if the Company consummates an IPO or a Transaction, all unvested portions of granted Installment(s) shall vest as of immediately prior to the consummation of such transaction. In addition, in the event of termination of Consultant’s engagement by the Company (other than for Cause), the vesting of each granted Installment shall continue until the last date of the Notice Period.

4.                                      The Option shall be exercisable at a price per Ordinary Share equal to US$ 65.35.

Exhibit D

CONFIDENTIALITY, PROPRIETARY RIGHTS AND NON-COMPETITION UNDERTAKING

The following Undertaking confirms certain terms of my engagement with CollPlant Ltd. (the “Company”), which is a material part of the consideration for my engagement by the Company and the compensation received by me from the Company from time to time. Capitalized terms not defined herein shall have the meaning ascribed to them in the Consulting and Services Agreement to which this Undertaking is attached (the “Agreement”).

1.                                      CONFIDENTIALITY

1.1.                            I acknowledge that in the course of my engagement with the Company I may (or may have) receive(d), learn(ed), be(en) exposed to, obtain(ed), or have (had) access to non-public information relating to the Company, its business, operations and activities, including without limitation commercial, financial, business and technical information, inventions, developments, processes, specifications, technology, know-how and trade secrets, information regarding marketing, operations, plans, activities, customers, suppliers, business partners, investors, etc. (“Confidential Information”), and hereby undertake: (a) to maintain the Confidential Information in strict confidence at all times and not to communicate, publish, reveal, describe, allow access to, divulge or otherwise disclose, expose or make available Confidential Information in whole or in part, to any person or entity, all whether directly or indirectly, and whether in writing or otherwise; and (b) not to use or exploit the Confidential Information for any purpose other than for the performance of my engagement obligations.

1.2.                            I further recognize that the Company may receive confidential or proprietary information from third parties, subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Such information shall also be deemed “Confidential Information” hereunder, mutatis mutandis.

1.3.                            In addition, I represent and warrant that I will keep the terms and conditions of the Agreement and this Undertaking strictly confidential and will not disclose it to any third person unless and to the extent required by applicable law or to my professional advisors and subject to prior written notice to the Company.

1.4.                            Upon the earlier of the Company’s request or the termination of my engagement, I shall return to the Company any and all documents and other tangible materials containing Confidential Information, and shall erase or destroy any computer or data files in my possession containing Confidential Information, such that no copies or samples of Confidential Information shall remain with me.

1.5.                            Without derogating from the above, all Confidential Information made available to, received by, or generated by me shall remain the exclusive property of the Company (or its respective owners), and no license or other right in or to the Confidential Information is granted hereby or otherwise. Any and all material (including without limitation, files, records, documents, design, drawings, specifications, equipment, notebooks, notes, memoranda, diagrams, blueprints, bulletins, formula, reports, analyses, computer programs, software) and data of any kind relating to Confidential Information and/or Proprietary Rights (as defined below), whether prepared by the undersigned or otherwise coming or having come into my possession, and whether or not marked or classified as Confidential Information, shall remain the exclusive property of the Company (or its respective owners).

2.                                      PROPRIETARY RIGHTS

2.1.                            Definitions. In this Section 2, unless the context otherwise requires:

(a)                                 “Inventions” means inventions, ideas, concepts, works of authorship, discoveries, designs, technology, products, developments, improvements, derivations, modifications, enhancements, materials, data, compositions of matters, formulations, processes and techniques, methods of use, delivery and diagnostics, know-how, results and proceeds, all whether or not patentable, copyrightable or otherwise protectable.

(b)                                 “Company Inventions” means Inventions that relate to or arise from Company Business (as defined below) and are conceived, conducted, designed, developed, reduced to practice, complied, created, written, authored, made and/or produced, in whole or in part, by the undersigned (or so caused or enabled by), alone or jointly with others, as of the Company’s incorporation and during the term of the Agreement, whether or not pursuant to, in connection with, resulting or arising from the Agreement and/or Confidential Information or using equipment, supplies, facilities or trade secrets of the Company. All works authored pursuant to the Agreement shall be deemed “work made for hire” and Company Inventions.

(c)                                  “Proprietary Rights” means any and all right, title and interest in and to Inventions or Company Inventions, as the case may be, or based thereon, including without limitation, all intellectual, industrial and/or proprietary rights.

(d)                                 The “Company” means the Company, its affiliates, successors and assigns.

(e)                                  “Company Business” means research, development, commercialization or other exploitation (either whether conducted or planned to be conducted) relating to the following fields: (i) recombinant collagen in transgenic plants, including without limitation production processes and analytical methods, and its applications and derivatives; and (ii) recombinant proteins in transgenic plants, E.coli. and yeast, including without limitation production processes and analytical methods, and their applications and derivatives.

The Company Business may be updated and revised from time to time by the Board, provided, however, that a material change to the Company Business shall be notified to Consultant promptly following its approval by the Board.

2.2.                            Company Inventions. The undersigned hereby agrees and declares that any and all right, title and interest in and to Company Inventions and Proprietary Rights, shall be the sole and exclusive property of the Company. The undersigned hereby irrevocably and unconditionally assigns, transfers and conveys to the Company, and if and when not otherwise assignable herein, agrees and undertakes to assign, transfer and convey to the Company in the future, to the full extent of its ownership or interest therein, any and all of his rights, title and interest, now and hereafter acquired, of every kind and character, in and to the Company Inventions and Proprietary Rights (without any payments, liabilities or restrictions to any person or third party), in any and all media now known or hereafter devised, and all claims and causes of action of any kind with respect to any of the foregoing, throughout the world in perpetuity, and the undersigned forever waives any claim, right or demand with respect thereto (including without limitation for any compensation, royalty and/or reward), and forever waive and agree never to assert any and all rights of paternity or integrity, any moral right or any right to claim authorship of any Invention and/or any similar right.

The undersigned hereby warrants and represents that as of the date hereof, there are no Inventions conceived, conducted, designed, developed, reduced to practice, complied, created, written, authored, made and/or produced, in whole or in part, by the undersigned (or so caused or enabled by), alone or jointly with others, relating in any way to any of the Company Business, including products or research and development, which are not assigned to the Company hereunder. In the event that, notwithstanding the above, Consultant incorporates into a Company product, process or service any such Invention, the Company is hereby granted and shall have an exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Invention as part of or in connection with such product, process or service.

2.3.                            Company Right of First Look.

(a)                                 The undersigned hereby grants the Company the exclusive right of first development and commercialization (the “Company Right”) with respect to any Invention which is not within the scope of the Company Inventions that may be conceived, conducted, designed, developed, reduced to practice, complied, created, written, authored, made and/or produced, in whole or in part, by the undersigned (or so caused or enabled by), alone or jointly with others, during the term of the Agreement (the “New Projects”).

(b)                                 If the undersigned proposes to initiate or develop any such New Project, he shall first present such New Project to the Company and provide it with a three (3) month evaluation period (the “Evaluation Period”), in which to indicate its interest in proceeding with such New Project. During the Evaluation Period, the undersigned will promptly provide data available to him regarding the New Project and any other applicable data as reasonably requested by the Company to assist it in its evaluation.

(c)                                  Should the Company notify the undersigned and Yissum that it wishes to proceed, the parties shall have additional three (3) months (the “Negotiation Period”) in which to agree on a program and budget for the development of the New Project and each of the undersigned, the Company and Yissum agrees to commence good faith and commercially reasonable efforts to enter into a definitive agreement relating to the New Project.

(d)                                 During the Evaluation Period and the Negotiation Period, the Company shall have the exclusive right to evaluate the New Project and neither the undersigned or Yissum will not (i) engage in any discussions with any third party relating to the New Project or provide any information or data relating to such project to any third party; (ii) permit any third party to inspect or evaluate the New Project; or (c) enter into any agreement with a third party regarding such New Project.

2.4.                            Other Inventions. The provisions of this Section 2 shall not apply to: (i) a certain method developed by the undersigned for production of fibers by jet printing; and (ii) US Provisional Patent Application 60/996,581 “PREPARATION OF POLYSACCHARIDE COMPOSITES WITH RESILIN PROTEIN COMPOSITIONS” - filed November 26, 2007”, which are currently subject to ongoing negotiations between the Company and Yissum.

2.5.                            Disclosure of Inventions. The undersigned will promptly disclose to the Company fully and in writing any and all Inventions, but will otherwise keep Inventions in strict confidence in accordance with the provisions of Section 1 above.

2.6.                            Further Assurances; Authorization. The undersigned agrees and undertakes to take all necessary measures and to fully cooperate with the Company, during and after the term of his engagement, in order to perfect, enforce, and/or defend the Company Inventions and Proprietary Rights, and effectuate the Company’s title and interest therein, including without limitation as follows: (i) to keep accurate records relating to the conception and reduction to practice of all Company Inventions and Proprietary Rights, which records shall be the sole and exclusive property of the Company and shall be surrendered to the possession of the Company, immediately upon their creation; and (ii) to provide the Company with all information, documentation, and assistance, including the preparation or execution, as applicable, of documents, declarations, assignments, drawings and other data; and (iii) perform such other acts as the Company may reasonably request, to facilitate its right to obtain, protect, maintain, defend or enforce any of the Company Inventions and Proprietary Rights. During the term of the undersigned’s engagement with the Company, all such information, documentation, and assistance shall be provided at no additional expense to the

Company, except for out-of-pocket expenses incurred by the undersigned at the Company’s request or with the Company’s prior written consent. Following termination of engagement, the Company shall bear the costs reasonably incurred by Consultant in the performance of his obligations hereunder, at the Company’s request or with the Company’s prior written consent.

3.                                      NON-COMPETITION; NON-SOLICITATION

3.1.                            The undersigned hereby undertakes that he will not, directly or indirectly:

(a)                                 Solicit or encourage any customer, supplier, service provider, contractor, consultant or employee of the Company to terminate or modify adversely its business relationship with the Company or otherwise interfere in any relationship between the Company and any of its customers, suppliers, service providers, contractors, consultants or employees; or

(b)                                 Entice or solicit to employ or engage (or employ or otherwise engage), directly or indirectly, any individual employed or otherwise engaged by the Company; or

(c)                                  Perform any services for any third party that, or otherwise engage in any activity which, competes with the business or technology of the Company as currently conducted and as proposed to be conducted from time to time during the Non-Competition Period (as defined below).

3.2.                            The above provisions shall apply to the undersigned directly and indirectly, alone or jointly with others, whether as an employee, advisor, service provider, founder, partner, holder of equity interest (except from the holding of equity securities not greater than 1% in a publicly traded company) or otherwise, for so long as, (i) the Agreement is in effect; (ii) the undersigned holds Company securities; (iii) the undersigned serves as a member of the Board (or is entitled to nominate any of the members of the Board); or (iv) the undersigned is otherwise engaged with the Company, and for a period of two (2) years after the later of the above lapses (the “Non-Competition Period”).

3.3.                            The undersigned hereby acknowledges that the provisions of this Section 3 are reasonable to legitimately protect Confidential Information, Company Inventions and Proprietary Rights and Company property (including intellectual property and goodwill) to which I, in my position in the Company, have been and will continue to be exposed, and that my compensation under the Agreement incorporates special consideration with respect for these non-competition undertaking. I expressly acknowledge that the business objectives and targeted operating market of the Company are worldwide, and consequently the obligations prescribed in this Section 3 shall apply on a worldwide basis.

4.                                      General

4.1.                            The undersigned understands and agrees that monetary damages would not constitute a sufficient remedy for any breach or default of the obligations contained in this Undertaking, and that the Company shall be entitled, without derogating from any other remedies, to seek injunctive or other equitable relief to remedy or forestall any such breach or default or threatened breach.

4.2.                            The provisions of the Agreement relating to term and termination and the general provisions thereof shall apply to this Undertaking, mutatis mutandis.

IN WITNESS WHEREOF, I hereby affix my name and signature, on this           day of August, 2008.

/s/ Oded Shoseyov
Name : Oded Shoseyov